Calculation of Filing Fee Table

Form S-8

Registration Statement Under the Securities Act of 1933

(Form Type)

Patriot Transportation Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.10 per share	Rule 457(c) and Rule 457(h)	288,099(2)	$8.11(3)	$2,336,482.89(3)	$92.70 per $1,000,000	$216.59
	Total Offering Amounts				$2,336,482.89		$216.59
	Total Fee Offsets						$0.00
	Net Fee Due						$216.59

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”) this Registration Statement shall also cover any additional shares of common stock of Patriot Transportation Holding, Inc. (“Registrant”) that become issuable under the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Pursuant to the 2014 Plan, the number of shares of common stock available for issuance under the Plan may be adjusted as appropriate in the event of any extraordinary cash dividend, stock split, reverse stock split, extraordinary corporate transaction or other relevant change in capitalization. In connection with certain antidilutive adjustments permitted under the 2014 Plan with respect to the payment of an extraordinary cash dividend to shareholders of $3.75 per share, this Registration Statement registers an additional 288,099 shares of common stock available for issuance under the 2014 Plan.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on February 7, 2022.